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                                                                   Exhibit 16.01


                         [Letterhead of Arthur Andersen]




December 5, 1997


Securities and Exchange Commission
Washington D.C.  20549

Gentlemen:

We have read Item 4(a) of Form 8-K dated December 4, 1997 of Salomon Smith Barney Holdings Inc., formerly Salomon Inc, (Commission File Number 1-4346) and we agree with the statements made in the above-mentioned Item.

/s/ Arthur Andersen LLP